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                                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-67809, No. 333-67829, No. 333-79967 and No.
333-39724) and Form S-3 (No. 333-09499, No. 333-58479 and No. 333-39704) of
CTN Media Group, Inc., formerly College Television Network, Inc., of our report dated April 2, 2001 relating to the financial statements which appears in the Form 10-KSB.

PricewaterhouseCoopers LLP

Atlanta, Georgia
April 2, 2001